Exhibit 99.1

FirstEnergy Corp.	For Release: May 24, 2023
76 South Main Street
Akron, Ohio 44308
www.firstenergycorp.com

News Media Contact:	Investor Contact:
Tricia Ingraham	Irene Prezelj
(330) 384-5247	(330) 384-3859

FirstEnergy Holds 2023 Annual Meeting
Board Chair, Interim President and CEO John W. Somerhalder addresses shareholders
Company announces preliminary voting results
Brian X. Tierney appointed to Board of Directors

Akron, Ohio – FirstEnergy Corp. (NYSE: FE) Board Chair, Interim President and Chief Executive Officer John W. Somerhalder told shareholders today that FirstEnergy is making progress on its plans to drive long-term success and create sustainable value for all of its stakeholders. Speaking at the company’s 2023 Annual Meeting of Shareholders, he said this is an exciting moment in the company’s history.

“Over the last two years, we’ve taken critical steps to transform FirstEnergy into a more innovative, efficient and forward-thinking company. And, we’re fostering a culture that will drive continued progress toward becoming a premier electric utility,” he said.

“We have a clear plan to meet our goals, and in Brian Tierney we have the right person to lead our company into the future. When he joins us as president and CEO on June 1, he will hit the ground running to advance our strategy and build on the strong foundation we have in place today,” Somerhalder added.

The company’s strategy is comprised of three pillars: a strong foundation, a customer focus, and investments that enable the transition to a clean and resilient energy future. Somerhalder discussed the company’s progress in each of these areas, including its stronger financial position and cultural transformation; efforts to provide enhanced service that exceeds customer expectations; and support for electric vehicle adoption and renewable energy integration.

“We’re poised to leverage our many strengths, from the cultural transformation that has taken place to our diverse assets and talented employees who are making the company stronger with their drive, passion and ingenuity,” he said.

Somerhalder’s presentation and remarks are available here.

Preliminary Voting Results

FirstEnergy also announced preliminary voting results from its 2023 Annual Meeting. Shareholders reelected 10 directors to new one-year terms on the company’s Board and ratified the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for 2023. Shareholders approved, on an advisory basis, named executive officer compensation and an annual frequency for future advisory votes to approve named executive officer compensation.

Based on preliminary results, a management proposal to reduce the percentage of shares required to call a special meeting of shareholders received the requisite vote.

Preliminary results indicate shareholders did not approve a shareholder proposal related to termination pay and did not approve a shareholder proposal seeking to establish a new board committee on decarbonization risks.

All preliminary voting results are subject to final certification and will be filed with the Securities and Exchange Commission on a Form 8-K.

The following directors were elected to one-year terms:
•Jana T. Croom, chief financial officer, Kimball Electronics
•Steven J. Demetriou, executive chair of the board of directors of Jacobs Solutions Inc.
•Lisa Winston Hicks, lead independent director of the board and retired board chair of MV Transportation, Inc.
•Paul Kaleta, retired executive vice president, general counsel, federal affairs, chief compliance officer and corporate secretary at First Solar, Inc.; managing director of SERC Consulting LLC
•Sean T. Klimczak, senior managing director and global head of infrastructure, Blackstone Inc.
•James F. O’Neil III, chief executive officer and vice chairman of Orbital Infrastructure Group
•John W. Somerhalder, II, interim president, chief executive officer and chair of FirstEnergy; former interim president and chief executive officer of CenterPoint Energy, Inc.
•Andrew Teno, portfolio manager of Icahn Capital LP
•Leslie M. Turner, retired senior vice president, general counsel and corporate secretary of The Hershey Company
•Melvin Williams, retired president of Nicor Gas and senior vice president of Southern Company Gas

Jesse A. Lynn, general counsel of Icahn Enterprises, L.P., chose not to stand for reelection to the board. Lynn’s decision not to stand for re-election was due to a desire to reduce his number of board commitments and was not due to any disagreements with FirstEnergy’s operations, policies or procedures.

Following the Annual Meeting, Tierney was appointed to the FirstEnergy Board of Directors effective June 1, 2023. On March 27, FirstEnergy announced Tierney’s appointment as president and chief executive officer, also effective June 1.

FirstEnergy is dedicated to integrity, safety, reliability and operational excellence. Its 10 electric distribution companies form one of the nation's largest investor-owned electric systems, serving customers in Ohio, Pennsylvania, New Jersey, West Virginia, Maryland and New York. The company's transmission subsidiaries operate more than 24,000 miles of transmission lines that connect the Midwest and Mid-Atlantic regions. Follow FirstEnergy on Twitter @FirstEnergyCorp or online at www.firstenergycorp.com.

Forward-Looking Statements: This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 based on information currently available to management. Such statements are subject to certain risks and uncertainties and readers are cautioned not to place undue reliance on these forward-looking statements. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms “anticipate,” “potential,” “expect,” "forecast," "target," "will," "intend," “believe,” "project," “estimate," "plan" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements, which may include the following: the potential liabilities, increased costs and unanticipated developments resulting from government investigations and agreements, including those associated with compliance with or failure to comply with the Deferred Prosecution Agreement entered into July 21, 2021 with the U.S. Attorney’s Office for the Southern District of Ohio; the risks and uncertainties associated with government investigations and audits regarding Ohio House Bill 6, as passed by Ohio’s 133rd General Assembly (“HB 6”) and related matters, including potential adverse impacts on federal or state regulatory matters, including, but not limited to, matters relating to rates; the risks and uncertainties associated with litigation, arbitration, mediation, and similar proceedings, particularly regarding HB 6 related matters, including risks associated with obtaining dismissal of the derivative shareholder lawsuits; changes in national and regional economic conditions, including recession, inflationary pressure, supply chain disruptions, higher energy costs, and workforce impacts, affecting us and/or our customers and those vendors with which we do business; weather conditions, such as temperature variations and severe weather conditions, or other natural disasters affecting future operating results and associated regulatory actions or outcomes in response to such conditions; legislative and regulatory developments, including, but not limited to, matters related to rates, compliance and enforcement activity, cybersecurity, and climate change; the risks associated with cyber-attacks and other disruptions to our, or our vendors’, information technology system, which may compromise our operations, and data security breaches of sensitive data, intellectual property and proprietary or personally identifiable information; the ability to accomplish or realize anticipated benefits from our FE Forward initiative and our other strategic and financial goals, including, but not limited to, overcoming current uncertainties and challenges associated with the ongoing government investigations, executing our transmission and distribution investment plans, executing on our rate filing strategy, controlling costs, greenhouse gas reduction goals, improving our credit metrics, growing earnings, strengthening our balance sheet, and satisfying the conditions necessary to close the sale of additional membership interests of FirstEnergy Transmission, LLC; changing market conditions affecting the measurement of certain liabilities and the value of assets held in our pension trusts may negatively impact our forecasted growth rate, results of operations, and may also cause us to make contributions to our pension sooner or in amounts that are larger than currently anticipated; mitigating exposure for remedial activities associated with retired and formerly owned electric generation assets; changes to environmental laws and regulations, including but not limited to those related to climate change; changes in customers’ demand for power, including but not limited to, economic conditions, the impact of climate change or energy efficiency and peak demand reduction mandates; the ability to access the public securities and other capital and credit markets in accordance with our financial plans, the cost of such capital and overall condition of the capital and credit markets affecting us, including the increasing number of financial institutions evaluating the impact of climate change on their investment decisions; future actions taken by credit rating agencies that could negatively affect either our access to or terms of financing or our financial condition and liquidity; changes in assumptions regarding factors such as economic conditions within our territories, the reliability of our transmission and distribution system, or the availability of capital or other resources supporting identified transmission and distribution investment opportunities; the potential of non-compliance with debt covenants in our credit facilities; the ability to comply with applicable reliability standards and energy efficiency and peak demand reduction mandates; human capital management challenges, including among other things, attracting and retaining appropriately trained and qualified employees and labor disruptions by our unionized workforce; changes to significant accounting policies; any changes in tax laws or regulations, including, but not limited to, the Inflation Reduction Act of 2022, or adverse tax audit results or rulings; and the risks and other factors discussed from time to time in our Securities and Exchange Commission (“SEC”) filings. Dividends declared from time to time on FirstEnergy Corp.’s common stock during any period may in the aggregate vary from prior periods due to circumstances considered by FirstEnergy Corp.’s Board of Directors at the time of the actual declarations. A security rating is not a recommendation to buy or hold securities and is subject to revision or withdrawal at any time by the assigning rating agency. Each rating should be evaluated independently of any other rating. These forward-looking statements are also qualified by, and should be read together with, the risk factors included in FirstEnergy Corp.’s filings with the SEC, including, but not limited to, the most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The foregoing review of factors also should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy Corp.’s business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy Corp. expressly disclaims any obligation to update or revise, except as required by law, any forward-looking statements contained herein or in the information incorporated by reference as a result of new information, future events or otherwise. Forward-looking and other statements regarding our climate strategy, including our greenhouse gas emission reduction goals, are not an indication that these statements are necessarily material to investors or required to be disclosed in our filings with the SEC. In addition, historical, current and forward-looking statements regarding climate matters, including greenhouse gas emissions, may be based on standards for measuring progress that are still developing, internal controls and processes that continue to evolve and assumptions that are subject to change in the future.

(052423)